Exhibit 31.2

ALLY FINANCIAL INC.

I, Jeffrey J. Brown certify that:

1.	I have reviewed this report on Form 10-Q/A of Ally Financial Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 26, 2011

/S/ JEFFREY J. BROWN
Jeffrey J. Brown
Senior Executive Vice President of Finance and Corporate Planning